Exhibit A

AGREEMENT

The undersigned agree that this Schedule 13D amendment, dated November 28, 2025, relating to the Common Stock, $0.001 par value per share, of Standard BioTools Inc. shall be filed on behalf of the undersigned.

November 28, 2025
(Date)

Casdin Private Growth Equity Fund II, L.P By: Casdin Private Growth Equity Fund II GP, LLC By: /s/ Eli Casdin
(Signature)

Eli Casdin, Managing Member
(Name/Title)

Casdin Private Growth Equity Fund II GP, LLC By: /s/ Eli Casdin
(Signature)

Eli Casdin, Managing Member
(Name/Title)

Casdin Capital, LLC By: /s/ Eli Casdin
(Signature)

Eli Casdin, Managing Member
(Name/Title)

Casdin Partners Master Fund, L.P. By: Casdin Partners GP, LLC, its general partner By: /s/ Eli Casdin
(Signature)

Eli Casdin, Managing Member
(Name/Title)

Casdin Partners GP, LLC By: /s/ Eli Casdin
(Signature)

Eli Casdin, Managing Member
(Name/Title)

/s/ Eli Casdin
Eli Casdin